Exhibit 99.1

For Immediate Release	Contact: Tim McIntyre, Executive Vice President, Communication, Investor Relations and Legislative Affairs (734) 930-3563

Domino’s Pizza Announces Recapitalization Transaction

ANN ARBOR, Michigan, October 30, 2019: Domino’s Pizza, Inc. (NYSE: DPZ), the largest pizza company in the world based on retail sales, today announced that certain of its subsidiaries intend to complete a recapitalization transaction, which will include the issuance of a new series of securitized debt under their existing securitized financing facility. The Company also expects these subsidiaries to enter into a new variable funding note facility.

The Company’s subsidiaries intend to issue $600 million of new securitized notes (the “2019 Notes”) and to use the proceeds to pay transaction fees and for general corporate purposes, including distributions to holders of the Company’s common stock, other equivalent payments and/or stock repurchases. The Company expects that these subsidiaries also will enter into a new $200 million variable funding note facility, which will replace the existing $175 million variable funding note facility. As of September 8, 2019, there was approximately $48.1 million of outstanding letters of credit and no outstanding borrowings under the existing variable note funding facility.

The consummation of the note offering is subject to market and other conditions and is anticipated to close in the fourth quarter of 2019. However, there can be no assurance that the Company will be able to successfully complete the recapitalization transaction on the terms described, or at all.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the 2019 Notes, the variable funding notes or any other security. The notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

About Domino’s Pizza®

Founded in 1960, Domino’s Pizza is the largest pizza company in the world based on retail sales, with a significant business in both delivery and carryout pizza. It ranks among the world’s top public restaurant brands with a global enterprise of more than 16,500 stores in over 85 markets. Domino’s had global retail sales of over $13.5 billion in 2018, with nearly $6.6 billion in the U.S. and more than $6.9 billion internationally. In the third quarter of 2019, Domino’s had global retail sales of over $3.2 billion, with over $1.6 billion in the U.S. and over $1.6 billion internationally. Its system is comprised of independent franchise owners who accounted for 98% of Domino’s stores as of the third quarter of 2019. Emphasis on technology innovation helped Domino’s achieve more than half of all global retail sales in 2018 from digital channels. In the U.S., Domino’s generates over 65% of sales via digital channels and has developed several innovative ordering platforms, including those developed for Google Home, Facebook Messenger, Apple Watch, Amazon Echo and Twitter – as well as Domino’s HotSpots®, an ordering platform featuring over 200,000 unique, non-traditional delivery locations. In late 2017, Domino’s began an industry-first test of self-driving vehicle delivery, and in June 2019 announced a partnership with Nuro, furthering its exploration and testing of autonomous pizza delivery.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) that are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. You can identify forward-looking statements by the use of words such as “anticipates,” “believes,”

“could,” “should,” “estimates,” “expects,” “intends,” “may,” “will,” “plans,” “predicts,” “projects,” “seeks,” “approximately,” “potential,” “outlook” and similar terms and phrases that concern our strategy, plans or intentions, including references to assumptions. These forward-looking statements address various matters including the Company’s planned recapitalization transactions. While we believe these expectations and projections are based on reasonable assumptions, such forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from our expectations are more fully described in our filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our Annual Report on Form 10-K. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of various factors, including but not limited to our substantial increased indebtedness as a result of our recapitalization transactions and our ability to incur additional indebtedness or refinance or renegotiate key terms of that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. All forward-looking statements speak only as of the date of this press release and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, or other applicable law, we do not undertake, and specifically disclaim, any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date of this press release, whether as a result of new information, future events or otherwise. You are cautioned not to place considerable reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

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